EXHIBIT 3.0


                        FOURTH CERTIFICATE OF DESIGNATION
                                       OF
                           GLOBAL TECHNOVATIONS, INC.


I, William C. Willis, Jr. President, of Global Technovations, Inc. a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Corporation"), DO HEREBY CERTIFY;

That pursuant to Sections 151 and 242 of the Delaware General Corporation Law, the Board of Directors of the Corporation on December 11, 2000, adopted the following resolutions.

RESOLVED: That the designations, powers, preferences and rights of the Series C Convertible, Preferred Stock be, and they hereby are, as set forth below:


Section 1. Designation, Number of Shares and Stated Value of Series C Convertible Preferred Stock. There is hereby authorized and established a series of Preferred Stock that shall be designated as Series C Convertible Preferred Stock ("Series C Preferred"), and the number of shares constituting such series shall be 2,000. Such number of shares may be increased or decreased, but not to a number less than the number of shares of Series C Preferred then issued and outstanding, by resolution adopted by the Board of Directors. The par value per share of the Series C Preferred shall be $1,000.

Section 2. Definitions. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

         "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Miami, Florida are authorized or obligated by law or executive order to close.

         "Common Stock" shall mean the common stock, par value $0.001 per share, of the Corporation.

         "Corporation" shall mean Global Technovations, Inc.

         "Junior Securities" means the Common Stock and any other series of stock issued by the Corporation ranking junior as to the Series C Preferred upon liquidation, dissolution or winding up of the Corporation.

Section 3. Dividends and  Distributions.

     (a) The Series C Preferred shall rank prior to the Common Stock with respect to dividends. The record holders of shares of the Series C Preferred shall be entitled to receive cash dividends at an annual rate of 10% of the par value (the "Dividend Rate"). Such dividends shall be payable quarterly, when, as and if declared by the Board of Directors out of funds legally available therefor, on April 10, July 10, October 10, and January 10 in each year (each a "Dividend Payment Date") to record holders as of March 31, June 30, September 30 and December 31 in each year (the "Record Date"). Dividends shall be paid in cash unless otherwise provided.

     (b) Dividends shall be calculated on the basis of the time elapsed from and including the date of issuance of such shares to and including the Record Date or on any final distribution date relating to redemption or to a dissolution, liquidation or winding up of the Corporation.

     (c) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series C Preferred as they appear on the books of the Corporation at the close of business on the applicable Record Date immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such Record Date shall be less than 10 nor more than 60 calendar days preceding such Dividend Payment Date.

     (d) So long as any shares of Series C Preferred are outstanding, no dividend or other distribution, whether in liquidation or otherwise, shall be declared or paid, or set apart for payment on or in respect of, any Junior Securities, nor shall any Junior Securities, be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Securities), unless (i) all dividends on all outstanding shares of the Series C Preferred shall have been paid or set apart for payment for all past dividend periods, and (ii) sufficient funds shall have been set apart for the payment of the dividend for the then current dividend period with respect to the Series C Preferred.

Section 4. Optional Conversion. The record holders of shares of Series C Preferred shall have the following conversion rights:

     (a) Right to Convert: Conversion Price, Subject to the terms, conditions, and restrictions of this Section 4, the record holder of any share or shares of Series C Preferred shall have the right to convert each such share of Series C Preferred into a number of shares of Common Stock equal to the par value of the Series C Preferred plus all accrued but unpaid dividends of such share or shares of Series C Preferred divided by the "Conversion Price" which shall be equal to the greater of (i) 75 % of the average closing bid price of the Common Stock (the "Average Closing Price"), during the period of five trading days immediately preceding the date of conversion (the "Conversion Date") or (b) $.4375 per share of Common Stock.

     (b) Conversion Dates. The record holder of any share or shares of Series C Preferred may not convert such shares before January 15, 2002, without the prior written consent of the Board of Directors.

     (c) Conversion Notice. The right of conversion shall be exercised by the record holder thereof by telecopying or faxing an executed and completed written notice (the "Conversion Notice") to the Corporation that the record holder elects to convert a specified number of shares of Series C Preferred into Common Stock and by delivering the original Conversion Notice and a certificate or certificates of Series C Preferred being converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the record holder of the Series C Preferred), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. The business date indicated on a Conversion Notice which is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Conversion Notice shall include therein the par value of shares of Series C Preferred to be converted, and a calculation (a) of the Average Closing Price, (b) the Conversion Price, and (c) the number of shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the right to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within one business day of the receipt thereof.

     (d) Issuance of Certificates - Time Conversion Effected. Promptly, but in no event more than three business days after the receipt of the Conversion Notice referred to in Section 4 (c) and surrender of the certificate or certificates for the share or shares of Series C Preferred to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the record holder, shares of Common Stock, registered in such name or names as such record holder may direct, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Series C Preferred are converted. Such conversion shall be deemed to have been effected as of the close of business on the date on which such Conversion Notice shall have been received by the Corporation, and the rights of the record holder of such share or shares of Series C Preferred shall cease, at such time, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder of the shares represented thereby. Issuance of shares of Common Stock issuable upon conversion which are requested to be registered in a name other than that of the registered record holder shall be subject to compliance with all applicable federal and state securities laws.

     (e) Fractional Shares. No fractional shares shall be issued upon conversion of any Series C Preferred into Common Stock. All fractional shares shall be rounded down to the nearest whole share. In case the number of shares of Series C Preferred represented by the certificate or certificates surrendered pursuant to Section 4(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the record holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series C Preferred represented by the certificate or certificates surrendered which are not to be converted.

     (f) Reorganization or Reclassification. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that the record holder of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each record holder of a share or shares of Series C Preferred shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series C Preferred, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such record holder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion rights) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

     (g) Adjustments for Splits, Combinations, etc., The Conversion Price and the number of shares of Common Stock into which the Series C Preferred shall be convertible shall be adjusted for stock splits, combinations, or other similar events including stock dividends paid to holders of Common Stock. Additionally, an adjustment will be made in the case of an exchange of Common Stock, consolidation or merger of the Corporation with or into another corporation or sale of all or substantially all of the assets of the Corporation in order to enable the record holder of Series C Preferred to acquire the kind and the number of shares of stock or other securities or property receivable in such event by a record holder of the Series C Preferred of the number of shares that might otherwise have been issued upon the conversion of the Series C Preferred. No adjustment to the Conversion Price will be made for dividends (other than stock dividends), if any, paid on the Common Stock dividends paid on any series of preferred stock, or for securities issued for fair value (giving effect to any liquidity or other appropriate discount).

     Section 5. Shares to be Reserved. The Corporation, upon the effective date of this Certificate of Designation, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Series C Preferred, pursuant to the terms and conditions set forth in
Section 4. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series C Preferred as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series C Preferred. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non assessable. The Corporation will take all such action as may be required, if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series C Preferred would exceed the total number of shares of Common Stock then authorized by the Corporation's Certificate of Incorporation, as amended, in order to increase the number of authorized shares of Common Stock to a number sufficient to permit conversion of the Series C Preferred.


     Section 6. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series C Preferred or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred in any manner which interferes with the timely conversion of such Series C Preferred, except as may otherwise be required to comply with applicable securities laws.


     Section 7. Redemption.

     (a) The Corporation may redeem the Series C Preferred at any time, in whole or in part, prior to the submission of a Conversion Notice, at 115% of the par value of the Series C Preferred plus all accrued and unpaid dividends until June 30, 2001, after which redemption may be made at 120% of par value, plus all accrued and unpaid dividends. To redeem Series C Preferred, the Corporation shall deliver notice to the record holder, provided, however, that the Corporation may not redeem Series C Preferred after a Conversion Notice has been delivered by the record holder.

     (b) As promptly as practicable after receiving notice of the Corporation's election to redeem the Series C Preferred (but in no case later than three business days thereafter), the record holder, at its expense, shall surrender the Series C Preferred to the Corporation, duly endorsed with medallion guarantees, at the principal offices of the Corporation. The Corporation shall make the redemption payment within five business days after the Corporation delivers to the record holder notice of redemption ("Redemption Payment Date"). Dividends shall continue to accrue on the Series C Preferred until the Redemption Payment Date. If the Series C Preferred is to be redeemed in part, then upon surrender of the Series C Preferred, the Corporation shall deliver to the record holder a new certificate of Series C Preferred in the aggregate principal amount equal to the unredeemed portion thereof. If the Corporation falls to make payment, by check drawn on an United States commercial bank, in cash to the record holder, in full by the Redemption Payment Date, the Corporation shall forfeit its rights of redemption pursuant to Section 7 in relation to the redemption made and all future redemptions.

     Section 8. Reacquired Shares. Any shares of Series C Preferred repurchased, redeemed, or otherwise acquired by the Corporation shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Series C Preferred, without designation as to series or class.

     Section 9. Voting Rights. Except as otherwise provided by law, the record holders of the shares of Series C Preferred shall not have the right to vote on any matters that come before the stockholders of the Corporation prior to conversion as provided herein prior to conversion as provided herein.

     Section 10. Record Holders. The Corporation may deem and treat the record holder of any shares of Series C Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

     Section 11. Notice. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation, or, in all other cases, upon the earlier of receipt of such notice or two Business Days after the delivery by overnight courier addressed if to the Corporation, to its principal executive offices or to any agent of the Corporation designated as permitted hereby, or if to a record holder of the Series C Preferred, to such record holder at the address of such record holder of the Series C Preferred as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

     Section 12. Successors and Transferees. The provisions applicable to shares of Series C Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series C Preferred.

     Section 13. Guarantees. Whenever this Certificate of Designation refers to the delivery of Series C Preferred, conversion of Series C Preferred or the redemption of Series C Preferred such delivery, conversion or redemption shall not be completed until the record holder delivers an executed stock power containing a medallion guarantee. The failure to mention the stock power herein shall not create an implication to the contrary.


     IN WITNESS WHEREOF, the undersigned has signed and executed the foregoing Fourth Certificate of Designation on this _____ day of January, 2001.


GLOBAL TECHNOVATIONS, INC.




By:_______________________________
William C. Willis, Jr., President